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EXHIBIT 10.1

FIRST MODIFICATION TO BUSINESS LOAN AGREEMENT

        This First Modification to Business Loan Agreement (this "Modification") is entered into by and between OVERLAND DATA, INC. ("Borrower") and COMERICA BANK-CALIFORNIA ("Bank") as of this 13th day of August 2002, at San Jose, California.

RECITALS

        This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

        Bank and Borrower previously entered into a Business Loan Agreement dated November 28, 2001. The Business Loan Agreement and each modification shall collectively be referred to herein as the "Agreement."

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

AGREEMENT

        1.    Incorporation by Reference.    The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

        2.    Modification to the Agreement.    Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Agreement is hereby modified as set forth below.

          A.    A new definition is hereby inserted into Section 1 of Addendum A to Business Loan Agreement, "Cash Flow Coverage" to read in its entirety as follows:

            (d)  "Profitable operations (meaning a net profit before taxes) on an annual basis with no two consecutive quarterly losses (meaning a net loss prior to taxes) except for the two consecutive quarters ending 6/30/02 and 9/30/02 so long as the pre-tax loss for the three-month period ended 9/30/02 does not exceed One Million Dollars."

        3.    Legal Effect.    Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect. The effectiveness of this Modification is conditioned upon receipt by Bank of this Modification, and any other documents which Bank may require to carry out the terms hereof, including but not limited to the following:

        4.    Integration.    This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

        IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

OVERLAND DATA, INC.		COMERICA BANK-CALIFORNIA

By:	/s/ Vernon A. LoForti	By:	/s/ Carisu Azzi for

Title:	VP & CFO		Tracey Fredericks Vice President

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FIRST MODIFICATION TO BUSINESS LOAN AGREEMENT
RECITALS
AGREEMENT